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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Chancellor Media Corporation of Los Angeles:

We consent to the use of our reports on the following financial statements: 1) the consolidated statements of operations, stockholder's equity and cash flows of Chancellor Media Corporation of Los Angeles and Subsidiaries for the year ended December 31, 1996; 2) the balance sheets of WLIT Inc. as of December 31, 1995 and 1996 and the related statements of earnings and cash flows for each of the years in the three-year period ended December 31, 1996; and 3) the combined balance sheets of KYSR Inc. and KIBB Inc. as of December 31, 1995 and 1996 and the related combined statements of operations and cash flows for each of the years in the three-year period ended December 31, 1996. We also consent to the reference to our firm under the heading "Experts" in the Registration Statement on Form S-4.

                                                KPMG LLP

Dallas, Texas

May 5, 1999